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                       UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
             Washington, D.C. 20549

                   Form 8K


              CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the
             Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported)
                      October 1, 2001


           Commission file Number 88 0441388

               Multinet International Corp., Inc.
 (Exact Name of Registrant as Specified in its Charter)


NEVADA                                88 0441388
(State of other jurisdiction of   (I.R.S. Employer
incorporation or organization)   Identification Number)


8100 West Sahara Avenue, Suite 200
Las Vegas, Nevada                          89117
(Address of principal executive offices) (Zip Code)

              (702)(966 0600)

ITEM 1. Changes In control of Registrant

     Pursuant to an Acquisition Agreement (the Agreement) dated as of September 26, 2001 between Multinet International
Corp, Inc. (MULTINET) a Nevada corporation, and Showintel Networks, Inc. (SHOWINTEL) a Tennessee corporation, all the outstanding shares of common stock of Showintel are to be exchanged for eighteen million shares of 144 restricted common stock of Multinet in a transaction in which Multinet will be the parent corporation. A copy of the Agreement is filed as an exhibit herewith.

Business

Mission Statement

     To be the leading provider of applications utilizing broadband services and video streaming technology for revenue generation with emphasis in the entertainment industry



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Company Direction

In March 2000, SHOWINTEL began operations with the focus to create business solutions that utilizes its proprietary video streaming technology to generate additional revenue sources for its clients. Initially, SHOWINTELs solutions extended and expanded the business relationship with customers through technologically enhanced customer acquisition, loyalty and retention programs. Additionally, SHOWINTEL provided enhanced direct marketing and transactional capabilities. SHOWINTEL, via its proprietary systems, enables customers to receive broadband media, interactive information, targeted promotions and transactional services. SHOWINTEL has since expanded to include the broadband delivery and content development aspects and intends to be the front runner in next generation video and content streaming using its proprietary technology.

Company Overview

Overview

Businesses, in general, have utilized tried and true methods of mainline commerce, customer acquisition and customer retention but few have crossed the divide to meld the dot.com technologies and related benefits to brick and mortar business. The use of digital content as a profit center and customer acquisition tool has been virtually nonexistent due to the cost of deliverability and requisite infrastructures. For example, the typical T1 broadband connection may run a business over $1000 per month. Other alternatives, such as DSL and Cable, have limits in scope and capabilities. Therefore, many businesses did not capitalize on available revenue opportunities generated from using new technologies of video streaming and broadband delivery in ways that benefit their business.

Traditional brick and mortar business is now feeling the pressure created by dot.com companies, which compete using efficient, targeted and often more cost effective business applications. SHOWINTEL resolves the problem by providing cost efficient broadband connections, content creation and revenue generating applications.It provides this capability with its proprietary technology and highly skilled management, advisory, and creative teams to significantly enhance business opportunities for its clients. Complete solutions are developed with customers business in mind. The solutions apply appropriate interactive tools, broadband connection and videostreaming technology to the proven and successful practices of their traditional business model. There have been numerous companies that have created solutions, appliances or applications to address broadband opportunities over the last couple of years. Most of these companies have failed due to the inability to present the product to the customer. SHOWINTEL has resolved the problem by seeking ownership in the delivery mechanism high speed wireless broadband. Both product and delivery mechanisms are in place which provides a jumpstart to company operations over competitors.





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The condition of the industry is such that there is no clear leader in the business solution industry that utilizes existing or videostreaming technology to create additional revenue streams for its clients.SHOWINTEL currently has a focus in the entertainment industry due to existing contracts in place. Appendix A provides a cursory overview of potential competitors in the entertainment and interactive industries. SHOWINTEL has identified only one potential competitor in our preliminary analysis that dominates this field. National Cinema is a direct competitor, however, it does not utilize broadband video streaming for ad content nor does it provide a loyalty program that provides definitive information to the theater owner. National Cinema is attempting to enter the video streaming market using a cost inefficient satellite delivery.
Though, several competitors exist in the hospitality industry, SHOWINTEL does not consider them as severe competition due to its own steaming technology that is not available to the market. Additionally, no active true video on demand companies exist that capitalize upon cost efficient wireless broadband.

Currently, SHOWINTELs solutions and systems are in development and production for a client which runs a chain of first run movie theatres.
An offshoot of the theatre application allows for true movie on demand either by its proprietary broadband codec or its wireless broadband partner. A proposal is being made to provide inroom movie on demand features to over 17,000 hotel rooms and all residences in Las Vegas, NV. The competitive redundancy of utilizing both a broadband codec and broadband wireless enables anyone to view a movie from a catalog exceeding 1000 titles at
will and on demand.   In addition, we are responding to proposals from
a major cruise line operator and an airport advertising management company. We are addressing opportunities in mass retail that focuses on customer knowledge of products. We are also working with a music distribution firm to develop a customized solution to expand its product base on existing shelf space. We intend to eventually target television production and distribution industries. Our movie theatre industry client is being provided a customized program that uses interactive and videostreaming solutions for customer acquisition, loyalty and retention.
We will be using dynamic advertisement displays, video and audio interactive systems and database management to accomplish this goal.


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Additionally, we will utilize and demonstrate live videostreaming via wireless broadband. We are capitalizing on the theatre application to install broadband infrastructure to market broadband ISP to the residential market. During the second quarter of 2001, SHOWINTEL will introduce the first dynamic display systems and interactive stations at a premium site for its movie theatre client. A large airport advertisement manager has contacted SHOWINTEL to develop a traveler information system for passengers to collect information for their destination while waiting at departure gates. SHOWINTEL has also be offered the opportunity to develop a prototype product information and dynamic ad display system for specialized departments in one of the nations largest retailers. Additionally, SHOWINTEL has an opportunity to expand into the interactive pay per view movie on demand (PPV-VOD) industry for both residential usage and in the hospitality industry. This is the result of an expansion of the theater opportunity into a developing relationship with a dynamic wireless broadband company. We are pursuing an ownership interest in our video production contractor to expand our reach in the television and cinema markets. A long term position of the company is to be in place with a physical broadband solution when digital cinema begins to replace conventional reel projections systems.

SHOWINTEL has operated on the funds of its founders and has reached the point where capital infusion is needed for expansion and to timely develop each of the opportunities that have already been presented. SHOWINTEL has the ability to organically grow from internal revenue but feels it is better served to meet its mission goal by seeking outside capital infusion at this time. SHOWINTEL additionally requires capital infusion to complete its proprietary video streaming technology.
Doing so will place SHOWINTEL at the forefront of video on demand at any location and digital video streaming for both residential and commercial applications.

Objectives

To facilitate the implementation of this business plan we have defined short term objectives as follows:

The theater application has been designed and developed. A demonstration proof of concept run was performed from March thru May 2001 with compete success. A fully operational system will be installed in Majestic Theater the last week of August 2001. The focus is to completely install 19 theaters sites by end of 2001.A preliminary analysis to the infrastructure needs for a proprietary video on demand system for both residential and hospitality applications has been completed. The VOD engineers are prepared to custom design and install the system beginning in July 2001 with expected completion by November 2001. A joint venture agreement with Truespeed Wireless has been negotiated for development of the wireless infrastructure in Las Vegas, NV. Funding for the joint venture should be completed as quickly as possible. This joint venture provides not only high cash flow for the business but an immediate asset base for public stock valuations.
It provides, as well, an exclusive arrangement to deliver the applications developed. Acquire funding to complete acquisition of percentage of Toolbox Productions, thereby, insuring complete end to end solutions from development, production to delivery.



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The company is in rapid expansion mode. The objective at this time is to acquire as much footprint as possible and propel the company into a prominent market position. An opportunity exists to merge the company into an existing publicly traded shell in 3rd quarter of 2001.
Management is reviewing the options available.

Management

President and CEO David Lott has 20 years experience in business development and management.In addition to his responsibility to SHOWINTEL, Mr. Lott is President and founder of Daody Management, Inc (DMI). DMI is a warehousing storage management company in the Greater Memphis area of Tennessee and encompasses properties in several locales of southern Texas. Properties under his management include the Canon Computer Distribution Warehouse and PanAm Flight Training Academy. Mr. Lott developed this large real estate, storage and management company from the ground up. In 1982 he founded and operated Landscapes Unlimited, Inc. as its President.Landscapes Unlimited, Inc. was a top 50 company, employing over 200 full time individuals in commercial landscape contracting and management. He orchestrated the companys sale to industry leader Orkin International in 1994. Mr. Lott brings to SHOWINTEL his broad entrepreneurial and practical experience in all facets of corporate development and management.

Director of Marketing Preston Davis brings almost 18 years of entrepreneurial marketing experience. His most recent project involved the expansion of the public relations and advertising market for Scripps Howard Publishing where it was his responsibility to maintain PR and develop relations with media buyers. He coowned the Childers Group a firm specializing in PR and Marketing where he was solely responsible for a marketing campaign for a newly formed franchise which resulted in the franchise labeled as the fastest growing franchise in America in 1999 where over 400 stores opened. He established the inhouse marketing agency for Hutton Companies (a top 25 Memphis company) where he oversaw 25 separate businesses with complete creative and marketing control. As a former principal with Davis Foster Advertising he developed strategic marketing campaigns for local, regional and national accounts. He brings extensive marketing and media experience in TV, Radio, Print and Outdoor campaigns. His primary focus with SHOWINTEL will be to develop a scaleable local marketing campaign to influence neighboring businesses to support the theater project.


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Controller Ron Brandon brings strong management skills in accounting oversight. He previously was a senior accountant with the reputable MidSouth firm, Rhea and Ivy, PLC. While there he developed strong project and team management for audit functions. He has provided complete accounting functions for private companies with revenues ranging up to $100 million. He has assisted upstart companies in dot.com, manufacturing, distribution and services. Prior to his senior accountant position, he provided strategic planning, budgeting and forecasting as well as print media administration for Dobbs International Services. Mr. Brandon holds a Bachelor of Arts degree in business administration with concentration in accounting from Christian Brothers University where he graduated magna cum laude.

Mr. Lott has used several consultants to assist with the business model. Currently there are no other operational executives with SHOWINTEL.
The company is actively pursuing a number of individuals to fill key management positions. Fortunately, associations with its communications and media production companies have negated the need to maintain a staff up this point.

Board of Directors

David V. Lott,Chairman and current President and CEO of the company brings 20 years of entrepreneurial experience to the table and is the responsible party for the creation and development of SHOWINTEL. Highlights of Mr. Lott have been included in the management discussion. Mr. Lott holds a Bachelor of Science Degree from the University of Tennessee in Natural Resource Management.


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Robert Levy,Director, Current Sr. Vice President Malco Theatres,
23rd largest theater chain in North America with over 275 screens.
Mr. Levy is third generation family in this business and is responsible for oversight of all operations for the business. He is responsible for market positioning, site developments, acquisitions and mergers. He orchestrated the world demonstration site for the Klipz Sound System to be installed at a Malco premier site. He is currently establishing another demonstration site for a theatre implemented IMAX style presentation of cinema. He has been an active member of the National Association of Theatre Owners and is very active in the industry and its convergence to digital cinema.

Steve Mackelvie, Director, Sr. Vice President of Marketing for Skysites, a division of JC Decaux. Responsible for the ad sales and marketing campaigns for 52 domestic airports. Direct responsibility for business acquisition, negotiations and product development for Skysites.

Board of Advisors

Randy Baker. Randolph Baker is a partner in the integrated marketing firm of Thompson & Company and heads the firms public relations and public affairs practice. Baker, an attorney turned PR practitioner, is a Fellow of the Public Relations Society of America and a board member of one of the nations fastest growing entertainment companies. Thompson
& Baker, the division which Baker heads, is a member of the Worldcom Public Relations Group, the worlds largest consortium of independent public relations firms. It is the largest firm of its kind in the Memphis area and provides a wide range of communications services to its clients. Among the firms clients are First Tennessee Bank, Thomas & Betts Corporation, VP Buildings, Anderson Tully, The Seam, Belz Enterprises, Kraft Food Ingredients, the City of Memphis, WONDERS: The Memphis International Cultural Series, and the Memphis Shelby County Airport Authority. Mr. Baker holds degrees from the University of Texas and the University of Houston. He has held professional positions in academia, in the nonprofit sector, in government, in law firms, and with two Fortune 500 companies.


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SHOWINTEL is quickly developing a board of advisors with specialties in related fields that will provide needed assistance for the management to take the company through a high growth phase and eventually into the public arena.

Product and Services

SHOWINTELs primary product and service is to provide a customized solution for its business clientele using its proprietary video streaming technology and broadband wireless services. SHOWINTEL utilizes a number of tools to develop this solution.

Product Tools
Wireless Broadband Access
Interactive Access Stations
Media Display Systems
Expanded Websites
Loyalty Programming
Database Creation and Mining
Media Creation
Merchandise Vending
OnDemand Video
Local, Regional and National Content
Service Tools
Marketing Strategy
Ancillary Product Development
Event Coordination
Promotional tieins
Customer Profiling
Expanded Delivery Systems
Systems Integration
Customized Media

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SHOWINTEL utilizes two competing but complimentary technologies to enable its business plan.
Less than broadband codec SHOWINTEL owns the exclusive rights to a communication codec for usage in the theatre,cruise and airport industry. It has the right to expand the market to other industries but not on an exclusive basis. This codec provides for the delivery of near live video, with no error and without a special video player to anyone over a standard phone line using modems operating at less than 56K. This technology is perfect to address the broadband delivery problem to the rural and suburban markets. Wireless broadband,To address the high concentration markets, SHOWINTEL is partnering with Truespeed Wireless of California. Truespeed in building a wireless canopy over the top 100 markets in North America whereby anyone may have access to broadband connections delivering at the rate of 11Mbps. Residential customers will be charged at rates compatible to current 56K ISP connections. This service is almost 200 times faster than current dial up standard ISP connections. SHOWINTEL not only may utilize the service but has the opportunity to own a percentage of the wireless market where Truespeed is building.

SHOWINTEL is also partnering with Toolbox, Inc. a division of Beckola Productions. This company is best known for creating the sponsorship programming for UPN when UPN was just a concept. It provides video productions services for MGM, Paramount and other major studios and has a long record of high quality video production.

Current Business Solutions in Development

Theatre Application

SHOWINTEL currently is under contract to provide complete solutions for the 23rd largest movie exhibitor in America. (Appendix B Agreement with Digital Theatre Resources (DTR) licensor for Malco Theatres). Malco Theatres maintains the world demonstration site for Klipz Sound the predominant sound system for theaters. It recently signed contracts to provide the world demonstration site for a theater prototype utilizing a technology similar to IMAX.

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The state of the motion picture industry is in a crisis.  Currently, over
38,000 motion picture screens exist in North America. While the average ticket prices have steadily increased to over $5.00, the number of tickets sold starting decreasing in 1999 increased screen counts and decreased ticket sales resulted in numerous screens not able to be profitable. Currently, the industry is consolidating by reducing the number of screens available. Sources indicate that the optimal market penetration for the number of screens is near the 26,000 count. SHOWINTEL approached DTR to offer a customized solution to enhance revenue streams for the company. The opportunity has grown to not only include installations and solutions for DTR, but DTR will represent SHOWINTEL to associates in the industry with a goal to reach 200 sites by end of year 2001.

SHOWINTEL developed a customized solution and is beginning the first deployment of dynamic display systems. To begin the process, SHOWINTEL spent a considerable amount of time analyzing the customers of DTR.
We used a phased approach to developing a questionnaire to evaluate the customer. In January 2001, SHOWINTEL conducted its first customer evaluation at 6 sites in the Memphis area. Our insightful results provided the basis for the solutions provided to DTR.

SHOWINTEL determined that a loyalty program that emphasized attendance and participation would be the proper approach. The tools designed to implement the program are as follows:

Components of Theater Application
Interactive Access Station the interactive access station is the footprint established within the theatre that ties together the various support services that create the revenue stream for the theatre. The system (see next page) is designed with an integrated 42or50 gas plasma media display screen and a minimum of two interactive consoles for customer activity. The system is connected to our operations center via various broadband capabilities that SHOWINTEL has established. On the display national brand advertising, local merchant advertising and movie trailers will be displayed in a very dynamic manner and scheduled to accommodate the makeup of the patronage in the lobby with the current showings. The interactive consoles are used for the loyalty programming and ecommerce. SHOWINTEL has determined that a customer should be limited to less than 45 seconds at the console. Therefore, much of the activity that could be arranged at the console has been made

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available via a website (preferred method) and small points of contact at the ticket window and concession stand. The plasma screens are mounted in such a fashion as to be mounted in additional high visibility locations. A of 100s of these stations at 100s of sites creates the basis for the mass digital media convergence to occur in the next few years. A focus of SHOWINTEL is the establishment of broadband digital delivery to the theatre site. The industry is quickly changing to digital cinema.SHOWINTEL believes that by establishing the footprint now, it will be in the best position to capitalize upon the upcoming digital convergence.

Customer Loyalty Program Carlson Marketing Group (a company that specializes in loyalty programming) recently conducted a study that indicates an effective loyalty program would increase sales by as much as 27 percent. SHOWINTELs study indicated that earning points toward future movie attractions and concession purchases were highly desired features of a loyalty program. SHOWINTEL, with assistance from DTR, designed a benefit package that will not only increase customer loyalty but also would acquire new customers and provide the opportunity for ancillary revenue streams.A customer is provided a specially designed loyalty card for his use.This card is individually numbered and can only be activated by the customer utilizing the access stations in the lobby of the theatre.This exposure to the access station is designed to indoctrinate the customer into the programs being offered. Each subsequent visit to the theatre the card can be swiped at the ticket counter or concession stand.Customers earn points toward free movie passes, discounted concessions,local promotions and special benefits at the theatre or on the website.Future installations will include express ticket sales (possibly via webpage) and express concession ordering and pickup.Loyalty customers have access to customized designed section of the theatres website where specials, news, promotional film related items and video trailers can be viewed. he unique function of the site is the ability to watch video on demand.Current technology requires the use of a video player and much download time to watch a current trailer. SHOWINTEL has conducted research and found times as high as 3 hours of time to watch a 3minute movie trailer. SHOWINTELs unique proprietary technology allows the customer to watch the video on demand in real time without the use of a player such as Microsoft Player.


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ECommerce Website A major element of the program is the theatres website. A customer may purchase gifts related to the current films, gather news regarding the films they are interested in, purchase videos or soundtracks or other items of interest. A function of the access station and website is to allow a customer to purchase the soundtrack or video of the film they recently enjoyed without seeking the items from other merchants. Our study indicated a large number of movie attendees purchase or rent multiple videos per month. While ticket sales have recently decreased, video sales are increasing(Appendix G) and increasing at over 5% annual rate. This suggests the opportunity to expand to video on demand sales directly into the home.DTR possesses a master exhibitor license which permits the rental of inhome viewing of films.

Advertising from Local and National Brands With the consolidation in the dot.com industry, companies are seeking alternatives to promotion. SHOWINTEL offered to sponsors the ability the monitor, evaluate and pinpoint its targeted audience via database services from information gathered from the loyalty programming. Sponsors are displayed in the lobby at precise predetermined times for best influence. Sponsor ads are additionally linked to activity on the website by the loyal customers. A profile of the customer has been established and the ads are displayed per the profile.This is targeted ad placement and generates the maximum dollar of revenue for the theatre operation.

Broadband Ancillary Services using the footprint established by SHOWINTEL for broadband capabilities, the theatre operator can offer to its clientele broadband access to their homes at near normalISP fees.
Ed Horrell, Horrell Communications of Memphis and broadband consultant to major communications companies, states that 87% of Americans do not have access to broadband residential service at an economical rate. SHOWINTEL offers that solution with its proprietary broadband technology.

Systems Integration SHOWINTEL recognizes that a transformation in the industry is certain to happen in the next 2 to 5 years. SHOWINTEL believes that by building the infrastructure now that it will be in the best position to capitalize upon the transformation to digital presentation of video.

Brokerage Agreement DTR recognized the potential for increased ancillary income and offered to provide access to operators nationwide.The founder of DTR has a unique position within the private theater owners association to assist in promoting this solution to other theatre owners. The founder of DTR was offered a brokerage agreement whereby he receives a portion of revenues from his contacts.


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Potential income streams The embodied solution will provide revenue from a multiple of sources: local and national brand advertising, video and soundtrack sales, film related gifts, loyalty enhancement to sales, brokerage agreement, ancillary income from broadband service, and video on demand sales and rental.

Hospitality Industry and Residential Broadband

SHOWINTEL owns a license for a very specific technology that enables real time viewing of any video over standard twisted copper wire without the need for a special media player or special equipment. With this technology, SHOWINTEL can literally make available any video or movie to any client with a phone line at any time.This maximizes the benefits and utility of the established internet and phone system in place today. SHOWINTEL has recently entered negotiations with Truespeed Wireless USA a broadband wireless provider for competitive redundancy in its delivery of content. Combined the two technologies provide true and live video streaming to all markets within the United States.Currently negotiations are being finalized for wireless communication services for the hospitality industry in Las Vegas. This package includes video on demand services for the hotel rooms. A team of video streaming engineers have been engaged to develop a proprietary video streaming system for the company.
These engineers have custom designed systems presently operational in Paris, France and Oslo, Norway, created for KPNQwest. Potentially 17,000 rooms will be configured with this product if negotiations are successful. SHOWINTEL has estimated a 5% penetration factor. Therefore, over 1,000 movies will be rented daily with this one client.Additionally, SHOWINTEL will receive a portion of the residential broadband fees and residential movie on demand system to all of Las Vegas if funding permits participation. Additional markets are available for expansion of services.The income stream is substantial. The company will receive a portion of each subscriber dollar for wireless broadband services in Las Vegas as well as pay per view movie on demand revenue. SHOWINTEL has engaged an entertainment attorney to acquire the pay per view licenses from the seven largest producers. Therefore, the company will control the content, the technology and the delivery under one roof.


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SHOWINTEL, effective June 26, 2001, has entered into a joint venture agreement with Truespeed Wireless to create a wireless broadband service to Las Vegas and a wireless video on demand system to use across all broadband services, domestically and internationally.

Airport Industry Application

In affiliation with SkySites, SHOWINTEL has developed a program whereby awaiting departure passengers may acquire information about their destination city regarding accommodations, dining, attractions, shopping, weather and flight information on their designated flight. The hardware and concept configuration has been developed. SHOWINTEL plans to complete the prototype and seek installation in Orange County, CA by beginning of 2002. The airport and the ad agency will achieve additional revenue from the dynamic ad display system built in the system. Interestingly, in this venue, the operator provides the ad content. SHOWINTEL receives 35% of the ad revenue generated. Its responsibility requires providing the equipment and managing the content streams. Various Chamber of Commerces have shown extreme interest in this product.

Retail Site Application

SHOWINTEL has been approached to develop an interactive access station for video content in specified departments of a major department store. The application will allow customers to pass a bar code of a product over a scanner and view video on the products usage and related information. Our client currently has the content and is testing the application in Memphis, and if successful, our client has the opportunity to rollout system wide.Our opportunity is to provide the station whereby we can establish footprint for national brand advertising and local residential broadband services.Only 2 national brand sponsors are needed to fully fund this project and operational income for the company.

Marketing Strategy

Responses from customers indicate that our solutions, technology and services are enjoying an excellent reputation and we fully intend to continue with the trend. Obviously, there is a considerable demand for our solutions.Our strategy is rapid deployment of footprint.Therefore, we have focused on developing partners in the various large arenas.
We offer our services at no charge to our partner and share in the revenue generated.Therefore, the risk to our partners are minimalized. The mix we currently have in the theater industry, hotel industry, retail industry, and airport industry exposes the usefulness of our products and services to more individuals than we can reach on a limited scope direct marketing strategy.


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Our goals are four folded.
Acquire business solution footprint with revenue sharing models.
Derive revenue from ad and sponsor dynamic display as well as ecommerce (primarily from video on demand services and sales).
Expand the revenue through database services, ancillary ecommerce sales, promotion of video on demand, and broadband residential service sales. Develop an everincreasing wireless canopy over the 100 markets and expand to broadband capacity to rural and suburban markets.
Acquire as much theater footprint as possible for the future digital convergence.

SHOWINTEL is currently installing its first theater application site at the Majestic Theatre in Memphis, TN. The revenue from this operation is sufficient for SHOWINTEL to operate profitably at a minimal level of growth. However, capital infusion is necessary for KIZME to accelerate its business plan and capitalize on the market opportunities it presently has. Toolbox, Inc has presold the sponsorship and ad content for the Malco Theater customer. Truespeed has already started a canopy over Santa Barbara, CA and is finalizing contracts for large commercial and governmental contracts in Las Vegas, NV.

Revenue Opportunities

SHOWINTEL has defined several revenue sources from its operations.
Most of the early revenues will be derived from offered products.
We have yet to define a program for revenue from our service tools such as database services, system integration, and marketing analysis. SHOWINTEL will be hiring a highly qualified CFO to develop the enhanced revenue streams from our service tools.

Our product tools will provide revenue sufficient for positive cash flow within 3 months of cash infusion from several profit centers:
National Brand Advertising core to our first installation at Malco Theatres is revenue derived from national brand advertising.
SHOWINTEL currently has extended a contract to Toolbox Productions,Inc (creator of the UPN TV sponsorship program) to place all national brand advertisement. Toolbox has extreme interest from movie studios, game companies and TV shows. Toolbox additionally has interest to place our systems in sites of their choosing, thereby, providing a expansion of SHOWINTEL product exposure. SHOWINTEL anticipates charging $65 per 1000


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impressions once the full interactive components are installed and the database targeted elements are activated. Initially we will receive
$30 per 1000 impressions for broadcast deliverance of ad material. The company realistically seeks only 15 sponsors out of a potential
20, thus allowing usage of the remaining time for our local client to market his company and programs. Malco Theatre has a traffic count that exceeds 6 million per year.The airport application has a traffic count that exceeds 42 million per year.The retail site has a traffic count of
6.5 million per year.Ecommerce from video and soundtrack sales.
Liquid Audio, a publicly traded music distribution company, has conducted research indicating a minimum of 20 sales per day will be achieved per site that provides soundtrack sales. This does not include additional sales from website activity. Best Buy, the nations largest retail electronic chain, concurs with this evaluation. Sales of 20 soundtracks per day per site will generate revenues to SHOWINTEL of $1200 per month after client split and associated costs.
Database mining Industry statistics indicate that database mining can generate up to $3 per person per month in the database.We have estimated an eventual database from the Malco project of 250,000 persons. The retail project projects over 2 million individuals in their database. It is conservative to estimate an eventual database of 5 million.
Movie on demand service SHOWINTEL estimates that after expenses it will net about $1.50 per film rented in a pay per view, movie on demand system in hotels and at home.Its estimates over 5,000 hotel rooms and 35,000 residences with access to the system within one year from its first installation. A 5% penetration will provide over 3000 pay per movies per day. The top 15 demographic markets have been targeted for deployment over the next 3 years.Expanded broadband capabilities the wireless opportunity and the codec present the potential to market broadband ISP services to the entire market.The potential is staggering in that the current fee structure for this service is near $1000 per month, whereas, our service will be in the $39 to $49 per month.This opportunity only exists with adequate funding to participate.Toolbox, Inc productions and business potential provides for an additional revenue after initial rollout in 3 months of operation.

Business Relationships

The company has developed important relationships with the following companies to fulfill its business model

Truespeed Wireless, Inc. a division of CNET Solutions, Inc,Truespeed is based in Southern California.Truespeed is a provider of true high speed wireless internet access. Truespeed has developed and is deploying a digital canopy coverage area with built in redundancy that operates on the
2.4 2.483 Ghz, 5.8 Ghz and 900 Mhz bands. Truespeed will provide the company with broadband connections wirelessly at transfer rates approaching 11 Mbps.
Standard transfer rates of 1.54 Mbps are being provided to current deployments which is 12 times faster than DSL and 50 times faster than a
28.8 dialup modem. These speeds are critical to video streaming applications being developed by SHOWINTEL.Truespeed anticipates introducing speeds of 54 Mbps in the near future. A joint venture agreement has been reached between the companies to develop the wireless canopy over Las Vegas. SHOWINTEL will build a video on demand system for residential and hospitality (hotel room entertainment) as a function of the joint venture. Truespeed will provide wireless broadband for all applications and introduce the company to other associations in order to expand the combined business opportunities. The companies recognize a significant synergy between the respective business models and are capitalizing upon each others strengths.

Toolbox Productions, Inc a full service ad agency with complete inhouse production and post capabilities. Toolbox brings over 25 years experience in branding and marketing entertainment.It has created branding and built national entertainment as UPN, ABC and CBS. It has provided 20 years of mainstream advertising for blue chip clients as Phillip Morris, Miller Brewing,AT&T, Seagrams, Citibank and Paddington. It has developed promotions for other blue chip clients as Conde Nast Publishing, Visa, BMW, Dupont and LOreal. Toolbox function is to locate and develop national brand sponsorships for the interactive components of the theater application. Toolbox has currently committed to provide over 75% of the revenue generated from national brand sales. Toolbox has also entered into a joint venture with the company to create PALTV, an interactive information for Latin and European Markets.
This will provide customized programming for the markets and will be selfsupporting with sponsorships as standard TV programming is today. The company will provide all infrastructure for the venture and derive 35% of the revenue after equipment expense.Toolbox will also assist in design and production of specific channels for the hospitality project (for example 1. Religious program channel, 2. Fine
Living program channel)

Touchvision Interactive, Inc also located in Southern California, Touchvision has over 6 years experience as an industry leader in developing and integrating interactive solutions and systems. Touchvision is a onestop provider of end to end solutions with vast experience in creative design, application and software development, backoffice and website development, project planning, cabinetry,hardware integration, deployment and management.Touchvision has been retained to develop both site based and web based interactive components of the applications that the company develops.

Thompson and Baker a full service public relations and public affairs firm, offering an array of communications techniques by which companies speak to their various audiences. This broad spectrum includes media relations, speeches and trade journal articles, B2B communications, crisis communications, litigation support, issues management, special events, trade show management, community relations, newsletters, lobbying, investor relations and sports marketing. Everything but advertising.Thompson and Baker are responsible for the market information to support the company position in the industry as well as investor relations.Thompson and Baker will develop a marketing campaign to expand the company business. It is presently arranging a roadshow to present the business to industry specialists and analysts in anticipation of a public offering by the company in the near future.

Professional Contacts

Banking
            Wayne Bridwell
            Regions Bank
            Collierville,TN 38017
            901 861 6399

Legal
            Brian Dvorak  SEC
            Las Vegas, NV
            702 732 2253

            Mike Mazur  General Corporate(under negotiations)
            Aliso Viejo, CA
            949 716 7902

Accounting

            Arthur Dejoya
            LL Bradford and Co
            Las Vegas, NV 89109
            702 735 5030

Public and Investor Relations

            Randy Baker
            Thompson and Baker
            Memphis, TN
            901 527 8000

ITEM 2.DISPOSITION OF ASSETS

Not applicable

ITEM 3.BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.OTHER EVENTS

Not applicable.

ITEM 6.RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.

ITEM 7.FINANCIAL STATEMENTS

Not applicable.

ITEM 8.CHANGE IN FISCAL YEAR

Not applicable.

Multinet International, Corp.

By David Lott
President,Secretary,Treasurer


EXHIBIT



Acquisition Agreement

Agreement dated as of September 26, 2001 between MULTINET INTERNATIONAL CORPORATION., a Nevada corporation (Multinet,Buyer) on behalf of its shareholders, and SHOWINTEL, Inc.,a Tennessee corporation
(Showintel,Seller) on behalf of its shareholders.
The parties wish to provide for Showintels sale of the Shares to Multinet purchase of the Shares from Showintel on the terms and conditions of this Agreement.
The parties agree as follows:
1.The Acquisition.
Purchase and Sale Subject to the terms and conditions of this Agreement, at the Closing to be held as provided in Section 2, Showintel shall sell the Shares to Multinet, and Multinet shall purchase the Shares from Showintel, free and clear of all Encumbrances. Nikki D, a Delaware Corporation, shall be spun out of Multinet in accordance with the documents already prepared prior to this acquisition and at the earliest practicable time.
Purchase Price.
Purchaser will exchange 18,000,000 newly issued shares of its restricted common stock for each share representing all of the outstanding capital stock or ownership interest of Showintel. It is anticipated that this transaction will be a nontaxable event under section 368 of the IRS Code and that if not, the tax will be paid by the shareholders of Showintel. The Closing.
2.1Place and Time. The closing of the sale and purchase of the Shares (the Closing) shall take place at the offices of Dvorak & Associates, 3360 W. Sahara 230, Las Vegas, NV 89102 no later than the close of business(Las Vegas time) on 9 28 01, or at such other place, date and time as the parties may agree in writing.
2.2Deliveries by Showintel. At the Closing, Showintel shall deliver the following to Multinet:
Certificates representing the Shares, duly endorsed for transfer to Multinet and accompanied by any applicable stock transfer tax stamps; Showintel shall cause Multinet to change those certificates for,and to deliver to Multinet at the Closing, a certificate representing the Shares registered in the name of Multinet (without any legend or other reference to any Encumbrance).

The documents contemplated by Section 3.
(c) All other documents, instruments and writings required by this Agreement to be delivered by Showintel at the Closing and any other documents or records relating to Showintels business reasonably requested by Multinet in connection with this Agreement. 2.3Deliveries by Multinet. At the Closing,Multinet shall deliver the following to Showintel:
(a)The shares as contemplated by section 1.
(b)The documents contemplated by Section 4.
All other documents, instruments and writings required by this Agreement to be delivered by Multinet at the Closing.

3.Conditions to Multinets Obligations.
The obligations of Multinet to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions,any one or more of which may be waived by Multinet:

3.1Representations, Warranties and Agreements.
(a)The representations and warranties of Showintel set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time,(b)Showintel shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.
3.2Resignations of Directors. All directors of Multinet, Inc., and its Subsidiaries whose resignations shall have been requested by Multinet before the Closing Date shall have submitted their resignations or been removed effective as of the Closing Date.

4.Conditions to Showintels Obligations.
The obligations of Showintel to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Showintel:
4.1Representations, Warranties and Agreements.
(a)The representations and warranties of Multinet set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time,(b) Multinet shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing.
5. Representations and Warranties of Showintel.
Showintel represents and warrants to Multinet that, to the Knowledge of Showintel (which limitation shall not apply to Section 5.3), and except as set forth in the Disclosure Letter:
Organization of Showintel; Authorization. Showintel is a corporation duly organized, validly existing and in good standing under the laws of Tennessee with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Showintel and this Agreement constitutes a valid and binding obligation of Showintel, enforceable against it in accordance with its terms.Conflict as to Showintel: Neither the execution and delivery of this Agreement nor the performance of Multinets obligations hereunder will (a) violate any provision of the certificate of incorporation or bylaws of Showintel or(b)violate any statute or law or any judgment,decree,order, regulation or rule of any court or other Governmental Body applicable to Showintel.
5.3 Ownership of Shares. The delivery of certificates to Multinet and the payment to Showintel will result in Multinets immediate acquisition of record and beneficial ownership of the Shares, free and clear of all Encumbrances. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of Showintel.
Title to Properties. Either Showintel, or one of its Subsidiaries owns all the material properties and assets that they purport to own (real,personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Balance Sheet (except for property sold since the date of the Balance Sheet in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by Showintel or any of its Subsidiaries since the date of the Balance Sheet.
Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by Showintel,Inc. or its Subsidiaries are, in all respects material to the business or financial condition of Showintel, Inc. and its Subsidiaries, taken as a whole,in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used.
Absence of Certain Changes.
Since the date of the Balance Sheet, neither
Showintel nor any of its Subsidiaries has:
(a)suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Showintel and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;
(b)made any change or amendment in its certificate of incorporation or by laws, or other governing instruments;
(c)issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities,reclassified, splitup or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;
(d)paid, discharged or satisfied any material claim, liability or obligation(absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

(e)prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;
(f)cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;
5.8No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business or financial condition of Showintel and its Subsidiaries taken as a whole, other than changes resulting from economic conditions prevailing in the United States.
5.9Brokers or Finders. Showintel has not employed any broker or finder or incurred any liability for any brokerage or finders fees or commissions or similar payments in connection with the sale of the Shares to Multinet.
5.10Transactions with Directors and Officers.Showintel and its Subsidiaries do not engage in business with any Person (other than Showintel)in which any of Showintels directors or officers has a material equity interest. No director or officer of Showintel owns any property,asset or right which is material to the business of Showintel and its Subsidiaries, taken as a whole.
6.Representations and Warranties of Multinet.
Multinet represents and warrants to Showintel as follows:
6.1Organization of Multinet; Authorization. Multinet is a corporation duly organized, validly existing and in good standing under the laws of Nevada, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Multinet and this Agreement constitutes a valid and binding obligation of Multinet, enforceable against it in accordance with its terms.

6.2Brokers or Finders. Multinet has not employed any broker or finder or incurred any liability for any brokerage or finders fees or commissions or similar payments in connection with any of the transactions contemplated hereby.
Purchase for Investment.
Multinet is purchasing the shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.
Conflict as to Multinet.

Neither the execution and delivery of this Agreement nor the performance of Multinets obligations hereunder will (a) violate any provision of the certificate of incorporation or bylaws of Multinet or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Multinet.Multinet is a publicly traded company which trades on the OTC:BB. Multinet has properly filed all documentation with the SEC, NASD or other applicable bodies necessary to become and remain a publicly traded company. There are no pending or threatened legal or regulatory claims, demands or liabilities of any kind or nature against Multinets of it assets.
Multinet has filed all federal, state and local income or other tax returns as required by law, and has paid all taxes which are due, and has no tax delinquencies of any kind.
There are currently 2,431,000 shares issued and outstanding in Multinet. The shares, when issued were properly distributed under applicable securities laws,and Multinet has taken no action to cause said stock to lose its current trading status.There are no warrants, option agreements or pending subscription agreements whereby Multinet is obligated to issue any additional stock to any person.
Upon closing, Showintels shareholders will receive a controlling interest in and complete management control over Multinet by virtue of their stock ownership, and there are no shareholder rights or agreements, or other legal impediments to the transfer of management control of Multinet. 7.Access and Reporting; Filings with Governmental Authorities. 7.1Access.Between the date of this Agreement and the Closing Date, Showintel shall, and shall cause Showintel to, (a) give Multinet and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of Showintel and its Subsidiaries and to the books and records of Showintel and its Subsidiaries,
(b) permit Multinet to make inspections thereof, and (c)cause its officers and its advisors to furnish Multinet with such financial and operating data and other information with respect to the business and properties of Showintel and its Subsidiaries and to discuss with Multinet and its authorized representatives the affairs of Showintel and its Subsidiaries, all as Multinet may from time to time reasonably request.

7.2Exclusivity. From the date hereof until the earlier of the Closing or the termination of this Agreement, Showintel shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, Showintel except for the acquisition of the Shares by Multinet.
7.3Publicity. Between the date of this Agreement and the Closing Date, Showintel and Multinet shall, and Showintel and Multinet shall cause Multinet Corp., to, discuss and coordinate with respect to any public filing or announcement or any internal or private announcement
(including any general announcement to employees) concerning the contemplated transaction.
7.4Confidentiality. Prior to the Closing Date (or at any time if the Closing does not occur) Multinett shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with the transactions contemplated hereby) all nonpublic information obtained by Multinet pursuant to Section 7.1.
Following the Closing, Showintel shall keep confidential and not disclose to any Person(other than its employees,attorneys,accountants and advisors) or use (except in connection with preparing Tax Returns and conducting proceeds relating to Taxes) any nonpublic information relating to Multinet Inc., and its Subsidiaries. This Section 7.7 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given the other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it. If the Closing does not occur, Multinet shall return to Showintel, or destroy, all information it shall have received from Showintel or in connection with this Agreement and the transactions contemplated hereby, together with any copies or summaries thereof or extracts therefrom.Showintel and Multinet shall use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to Sections 7.1 and 7.6 to comply with the provisions of this Section 7.7.

8.Conduct of  Showintels Business Prior to the Closing.
8.1Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, Showintel shall cause Showintel and its Subsidiaries to conduct their businesses in all material respects in the ordinary course.
8.2Business Organization. Between the date of this Agreement and the Closing Date, Showintel shall use its reasonable efforts, and shall cause Showintel and each of its Subsidiaries to use its respective reasonable efforts, to (a) preserve substantially intact the business organization of Showintel and each of its Subsidiaries and keep available the services of the present officers and employees of Showintel and each of its Subsidiaries, and (b) preserve in all material respects the present business relationships and good will of Showintel and each of its Subsidiaries.
8.3Corporate Organization. Between the date of this Agreement and the Closing Date, neither or Showintel shall not cause or permit any amendment of the certificate of incorporation or bylaws (or other governing instrument) of Showintel or any of its Subsidiaries, and shall cause Showintel,Inc., and each of its Subsidiaries not to:
(a)issue, sell or otherwise dispose of any of its Equity Securities,or create, sell or otherwise dispose of any options, rights,conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;
(b)sell or otherwise dispose of any Equity Securities of Showintel or any of its Subsidiaries, or create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities of Showintel or any of its Subsidiaries;
(c)reclassify,split up or otherwise change any of its Equity Securities;
(d)be party to any merger, consolidation or other business combination;

(e)sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of Showintel and its Subsidiaries, taken as a whole, except in the ordinary course of business.
9.Survival of Representations and Warranties; Indemnification. 9.1Survival. No representation or warranty contained in this Agreement or in any certificate or document delivered pursuant hereto shall survive the Closing, except for those contained in Sections 5.1, 5.2, 5.3
(only as to Showintel), 5.10, 6.1, 6.2, 6.3, 6.4(the Surviving Representations and Warranties).
9.2Indemnification by Showintel. Showintel shall indemnify and hold harmless Multinet and Multinet Inc. and shall reimburse Multinet and Multinet Inc. for, any loss, liability, damage or expense (including reasonable attorneys fees)
(collectively, Damages) arising from or in connection with (a) any inaccuracy in any of the Surviving Representations and Warranties of Showintel in this Agreement or (b) any failure by Showintel to perform or comply with any agreement in this Agreement.
9.3Indemnification by Multinet. Multinet shall indemnify and hold harmless Showintel, and shall reimburse Showintel for, any Damages arising from or in connection with (a) any inaccuracy in any of the Surviving Representations and Warranties of Multinet in this Agreement,
(b) any failure by Multinet to perform or comply with any agreement in this Agreement, except that after the Closing no claim shall be made with respect to the failure to perform or comply with any agreement required to have been performed or complied with prior to the Closing Date, and (c) any payments made by Showintel after the Closing pursuant to any guaranty by Showintel of any obligation of Multinet Inc. or any of its Subsidiaries (other than as contemplated by Section 2.4).
Multinet shall use its best efforts to obtain Showintels release from any such guaranties.

10.Termination.
Termination. This Agreement may be terminated before the Closing occurs only as follows:
(a)By written agreement of Showintel and Multinet at any time.
(b)By Showintel, by notice to Multinet at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.
(c)By Multinet, by notice to Showintel at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur of if satisfaction of such a condition is or becomes impossible.
By Multinet or Showintel, by notice to the other at any time after 8 28 01

    Effect of Termination.
If this Agreement is terminated pursuant to Section 10(a), this Agreement shall terminate without any liability or further obligation of any party to another.
11.Notices.
All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties).

(a)If to Showintel:             (b)If to Multinet:
co  Dvorak & Associates, Ltd.    co Shogun Investment Group Ltd.
3360 W. Sahara 230               8100 W. Sahara Ave.
Las Vegas, NV 89102              Las Vegas, NV 89102
Fax No.: (702) 932 5214          Attention: Glen Brow
Attention: Brian Dvorak
Fax No.:(949) 858 6774

12.Miscellaneous.

12.1 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.
12.2 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.
12.3 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.
12.4 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated orally.
12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.
Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Nevada, without regard to the conflicts of law principles thereof.

Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other except that Multinet may assign its rights (but not its obligations) under this Agreement to its whollyowned Subsidiary without the consent of Showintel, provided that, after the Closing, no consent of Showintel shall be needed in connection with any merger or consolidation of Multinet with or into another entity.

Multinet Inc.

s Glen Brow
By: Glen Brow
President


Showintel,Inc.

s David Lott
By : David Lott President